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                                                                    EXHIBIT 10.1

                         FRANKLIN FINANCIAL CORPORATION

                     2001 KEY EMPLOYEE RESTRICTED STOCK PLAN



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                                TABLE OF CONTENTS

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
ARTICLE 1. ESTABLISHMENT, PURPOSE AND DURATION.............................2
ARTICLE 2. DEFINITIONS.....................................................2
ARTICLE 3. ADMINISTRATION..................................................4
ARTICLE 4. SHARES SUBJECT TO THE PLAN......................................5
ARTICLE 5. ELIGIBILITY AND PARTICIPATION...................................5
ARTICLE 6. RESTRICTED STOCK................................................6
ARTICLE 7. BENEFICIARY DESIGNATION.........................................7
ARTICLE 8. RIGHTS OF EMPLOYEES.............................................7
ARTICLE 9. CHANGE IN CONTROL...............................................8
ARTICLE 10. AMENDMENT, MODIFICATION, AND TERMINATION.......................8
ARTICLE 11. WITHHOLDING....................................................8
ARTICLE 12. INDEMNIFICATION................................................9
ARTICLE 13. SUCCESSORS.....................................................9
ARTICLE 14. LEGAL CONSTRUCTION.............................................9
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                         FRANKLIN FINANCIAL CORPORATION
                     2001 KEY EMPLOYEE RESTRICTED STOCK PLAN


ARTICLE 1.  ESTABLISHMENT, PURPOSE AND DURATION

         1.1 ESTABLISHMENT OF THE PLAN. Franklin Financial Corporation, a Tennessee corporation (hereinafter referred to as the "Company"), hereby establishes an incentive compensation plan to be known as the "Franklin Financial Corporation 2001 Key Employee Restricted Stock Plan" (hereinafter referred to as the "Plan"), as set forth in this document. The Plan permits the grant of Restricted Stock.

         Subject to approval by the Company's shareholders, the Plan shall become effective as of April 17, 2001 (the "Effective Date") and shall remain in effect as provided in Section 1.3 hereof.

         1.2 PURPOSE OF THE PLAN. The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of Participants to those of the Company's shareholders, and by providing Participants with an incentive for outstanding performance.

         The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants upon whose judgment, interest and special effort the successful conduct of its operation largely is dependent.

         1.3 DURATION OF THE PLAN. The Plan shall commence on the Effective Date, as described in Section 1.1 hereof, and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 10 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions. However, in no event may an Award be granted under the Plan on or after April 17, 2011.

ARTICLE 2.  DEFINITIONS

         Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

         2.1 "AWARD" means, individually or collectively, a grant under this Plan of Restricted Stock.

         2.2 "AWARD AGREEMENT" means an agreement entered into by the Company and the applicable Participant, setting forth the terms and provisions applicable to the Award granted to such Participant under this Plan.

         2.3 "BENEFICIAL OWNER" or "BENEFICIAL OWNERSHIP" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

         2.4 "BOARD" or "BOARD OF DIRECTORS" means the Board of Directors of the Company.

         2.5      "CHANGE IN CONTROL" of the Company means:

         (i) a transfer of all or substantially all of the assets of the Company, (ii) if any "Person" or "Group" of Persons (as such terms are determined pursuant to Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder) either alone or in conjunction with its "affiliates" (as that term is defined in Rule 405), becomes the beneficial owner, directly or indirectly, of voting securities of the Company representing, or securities convertible into, or exchangeable for, securities representing, more than 50% of the combined voting power of the


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Company's then outstanding securities eligible to vote for the election of directors, or (iii) if any "Person" or "Group" of Persons (as such terms are determined pursuant to Section 13(d) and 14(d) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder) either alone or in conjunction with its "Affiliates" (as that term is defined in Rule 405), acquires the right or power to nominate and/or control, directly or indirectly, whether through the ownership of voting securities of the Company, by contract or otherwise, a majority of the members of the Company's Board of Directors without having first received the prior written consent of at least two-thirds of the members of the Board of Directors of the Company then in office prior to such person or group of persons acquiring such right or power.

         2.6 "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

         2.7      "COMMITTEE" means the Committee of the Board, as specified in
Article 3 herein, appointed by the Board to administer the Plan with respect to grants of Awards.

         2.8 "COMPANY" means Franklin Financial Corporation, a Tennessee corporation, and the Company's Subsidiaries, as well as any successor to any of such entities as provided in Article 13 herein.

         2.9 "DIRECTOR" means any individual who is a member of the Board of Directors of the Company.

         2.10 "DISABILITY" shall have the meaning ascribed to such term in the Participant's governing long-term disability plan or policy or if no such plan or policy shall then be in effect, any physical or mental disability or incapacity which the Committee determines would render a Participant incapable of performing the services required of such participant for a period of at least 180 consecutive days or for other periods aggregating 180 days during any 52-week period.

         2.11 "EFFECTIVE DATE" shall have the meaning ascribed to such term in Section 1.1 hereof.

         2.12 "EMPLOYEE" means any full-time employee of the Company. Directors who are not otherwise employed by the Company shall not be considered Employees under this Plan.

         2.13 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

         2.14 "FAIR MARKET VALUE" shall be determined on the basis of: (i) the average sale price of the Company's Common Stock on the applicable day on the principal stock exchange, or the National Association of Securities Dealers' Automated Quotation National Market System ("NASDAQ/NMS"), as the case may be, on which such Common Stock is then listed or admitted to trading, (ii) if no sale takes place on such day on such exchange or the NASDAQ/NMS, as the case may be, the average of the last reported closing bid and asked prices on such day as officially quoted on such exchange or the NASDAQ/NMS, as the case may be, (iii) if the Common Stock is not then listed or admitted to trading on any stock exchange or the NASDAQ/NMS, as the case may be, the average of the last reported closing bid and asked prices on such day in the over-the-counter market, as furnished by the NASDAQ system or the National Quotation Bureau, Inc, (iv) if neither such corporation at the time is engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business, or
(v) if there is no such firm, as furnished by any member of the National Association of Securities Dealers ("NASD") selected mutually by the Optionee and the Company or, if they cannot agree upon such selection, as selected by two such members of the NASD, one of which shall be selected by the Optionee and one of which shall be selected by the Company.


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         2.15     "INSIDER" shall mean an individual who is, on the relevant date, an officer, director or ten percent (10%) beneficial owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

         2.16 "NAMED EXECUTIVE OFFICER" means a Participant who, as of the date of vesting and/or payout of an Award is one of the group of "covered employees," as defined in the regulations promulgated under Code Section 162(m), or any successor statute.

         2.17 "OFFICER" means an Employee of the Company included in the definition of Officer under Section 16 of the Exchange Act and the rules promulgated thereunder of other Employees designated as "Officers" by the Board.

         2.18 "PARTICIPANT" means an Employee who has outstanding an Award granted under the Plan.

         2.19 "PERFORMANCE-BASED EXCEPTION" means the performance-based exception from the deductibility limitations of Code Section 162(m).

         2.20 "PERIOD(S) OF RESTRICTION" means the period(s) during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, at its discretion), and the Shares are subject to a substantial risk of forfeiture, as provided in Article 6 herein.

         2.21 "PERSON" means any corporation, individual, joint stock company, joint venture, partnership, unincorporated association and, as the context shall require, shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof.

         2.22 "RESTRICTED STOCK" means Shares granted to a Participant pursuant to Article 6 herein.

         2.23 "RETIREMENT" shall mean the retirement from the Company by a Participant who has been employed by the Company for a continuous period of not less than seven years and is at least 60 years of age; provided, however, that "Retirement" shall not include a situation where a Participant terminates his or her employment with the Company to work for another financial institution.

         2.24 "SHARES" means the shares of Common Stock, no par value, of the Company.

         2.25 "SUBSIDIARY" means, with respect to any Person, including the Company, (i) a corporation at least fifty percent of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, is owned by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person, or
(ii) a partnership in which such Person or a Subsidiary of such Person is, at the time, a general partner of such partnership, or (iii) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or such Person and more or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has
(x) at least a fifty percent ownership interest or (y) the power to elect or direct the election of the directors or other governing body of such Person or
(iv) any other person who the Committee shall determine is entitled to have the Employees thereof participate in the Plan under the Code and under the Federal and state securities laws, and which the Committee designates as a participating entity in the Plan.

ARTICLE 3. ADMINISTRATION


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         3.1      THE COMMITTEE. The Plan shall be administered by the Board of
Directors or the Committee. The Committee shall be comprised of not less than two (2) members appointed by the Board of Directors of the Company from among its members, each of whom qualifies as a "Non-Employee Director" as such term is defined in Rule 16b-3 under the Exchange Act and who are considered outside directors for the purposes of the Performance-Based Exception. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors.

         If for any reason the Committee does not qualify to administer the Plan, as contemplated by Rule 16b-3 of the Exchange Act or the Performance-Based Exception, the Board of Directors may appoint a new Committee so as to comply with Rule 16b-3 and/or the Performance-Based Exception.

         3.2 AUTHORITY OF THE COMMITTEE. Except as limited by law or by the Articles of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Committee shall have full power to select Employees who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 10 herein), amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate, from time to time, its authority with respect to the Plan, administration of the Plan and the making of Awards to one or more Participants, including, without limitation, the authority described above.

         3.1 DECISIONS BINDING. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all Persons, including the Company, its shareholders, Employees, Participants, and their estates and beneficiaries.

ARTICLE 4. SHARES SUBJECT TO THE PLAN

         4.1 NUMBER OF SHARES AVAILABLE FOR GRANTS OF AWARDS. Subject to adjustment as provided in Section 4.3 herein, there is hereby reserved for issuance of Awards under the Plan Two Hundred and Fifty Thousand (250,000) Shares.

         4.1 LAPSED AWARDS. If any Award granted under this Plan is canceled, terminates, expires, or lapses for any reason, any Shares subject to such Award again shall be available for the grant of an Award under the Plan.

         4.2 ADJUSTMENTS IN AUTHORIZED SHARES. In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section
368) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares which may be delivered under
Section 4.1, and in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Award shall always be a whole number.

ARTICLE 5. ELIGIBILITY AND PARTICIPATION

         5.1 ELIGIBILITY. Persons eligible to participate in this Plan include top executives or key management of the Company, as determined at the discretion of the Board of Directors or the Committee.


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         5.2      ACTUAL PARTICIPATION. Subject to the provisions of the Plan, the committee may, from time to time, select from all eligible Employees, those to whom Awards shall be granted and shall determine the nature and amount of each Award.

ARTICLE 6. RESTRICTED STOCK

         6.1 GRANT OF RESTRICTED STOCK. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to eligible Employees in such amounts as the Committee shall determine.

         6.2 RESTRICTED STOCK AGREEMENT. Each Restricted Stock grant shall be evidenced by a Restricted Stock Agreement that shall specify the Period or Periods of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine.

         6.3 TRANSFERABILITY. Except as provided in this Article 6, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period or Periods of Restriction established by the Committee and specified in the Restricted Stock Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Restricted Stock Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.

         6.4 OTHER RESTRICTIONS. The Committee may impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance goals (Company-wide, divisional and/or individual), time-based restrictions on vesting following the attainment of the performance goals, and/or restrictions under applicable Federal or state securities laws.

         6.5 CERTIFICATE LEGEND. In addition to any legends placed on certificates pursuant to Section 6.4 herein, each certificate representing Shares of Restricted Stock granted pursuant to the Plan may bear the following legend:

                  The sale or other transfer of the Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Franklin Financial Corporation Key Employee Restricted Stock Plan, and in a Restricted Stock Award Agreement. A copy of the Plan and such Restricted Stock Award Agreement may be obtained from Franklin Financial Corporation.

         The Company shall have the right to retain the certificates representing Shares of Restricted Stock in the Company's possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

         6.6      REMOVAL OF RESTRICTIONS. Except as otherwise provided in this
Article 6, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the Period of Restriction. Once the Shares are released from the restrictions, the Participant shall be entitled to have the legend required by
Section 6.5 removed from his or her Share certificate.


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         6.1      VOTING RIGHTS. During the Period of Restriction, Participants
holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares.

         6.2 DIVIDENDS AND OTHER DISTRIBUTIONS. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may be credited with regular cash dividends paid with respect to the underlying Shares while they are so held. The Committee may apply any restrictions to the dividends that the Committee deems appropriate.

         In the event that any dividend constitutes a "derivative security" or an "equity security" pursuant to Rule 16(a) under the Exchange Act, such dividend shall be subject to a vesting period equal to the remaining vesting period of the Shares of Restricted Stock with respect to which the dividend is paid.

         6.3 TERMINATION OF EMPLOYMENT. Each Restricted Stock Award Agreement shall set forth the extent to which the Participant shall have the right, if any, to receive unvested Restricted Shares following termination of the Participant's employment with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with the Participants, need not be uniform among all Shares of Restricted Stock issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment.

ARTICLE 7.  BENEFICIARY DESIGNATION

         Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

ARTICLE 8.  RIGHTS OF EMPLOYEES

         8.1 EMPLOYMENT. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

         For purposes of the Plan, a transfer of a Participant's employment between the Company and a Subsidiary, or between Subsidiaries, shall not be deemed to be a termination of employment. Upon such a transfer, the Committee may make such adjustments to outstanding Awards as it deems appropriate to reflect the changed reporting relationships.

         8.2 PARTICIPATION. Participation by any individual employee shall be determined by the Committee and no Employee shall otherwise have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.


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ARTICLE 9.  CHANGE IN CONTROL

         9.1 TREATMENT OF OUTSTANDING AWARDS. Upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges or unless otherwise provided in the individual option agreement or restricted stock award agreement:

         (a) Any Period of Restriction and restrictions imposed on Restricted Shares shall lapse; and

         (b) Subject to Sections 9.3, 10.2 and Article 13 of this Plan, the Committee shall have the authority to make any modifications to the Awards as determined by the Committee to be appropriate before the effective date of the Change in Control.

         9.2 ACCELERATION OF AWARD VESTING. Notwithstanding any provision of this Plan or any Award Agreement provision to the contrary, the Committee, in its sole and exclusive discretion, shall have the power at any time to accelerate the vesting of any Award granted under the Plan, including without limitation acceleration to such a date that would result in said Awards becoming immediately vested.

         9.3 TERMINATION, AMENDMENT, AND MODIFICATIONS OF CHANGE-IN-CONTROL PROVISIONS. Notwithstanding any other provision of this Plan or any Award Agreement provision, the provisions of this Article 9 may not be terminated, amended, or modified (i) on or after the date of a Change in Control, (ii) in contemplation of a Change in Control which Change in Control in fact occurs within six (6) months of such action, in either case, to affect adversely any Award granted under the Plan prior to such Change in Control without the prior written consent of the Participant with respect to said Participant's outstanding Awards; provided, however, that except as provided above and subject to any employment agreement or severance benefits agreement between the Participant and the Company, the Board of Directors, upon recommendation of the Committee, may terminate, amend, or modify this Article 9 at any time and from time to time prior to the date of a Change in Control.

ARTICLE 10.  AMENDMENT, MODIFICATION, AND TERMINATION

         10.1 AMENDMENT, MODIFICATION, AND TERMINATION. The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no amendment which requires shareholder approval in order for the Plan to continue to comply with Rule 16b-3 under the Exchange Act, including any successor to such Rule, shall be effective unless such amendment shall be approved by the requisite vote of shareholders of the Company entitled to vote thereon.

         Subject to Section 10.2, the Committee shall have the authority to cancel outstanding Awards and issue substitute Awards in replacement thereof.

         10.2 AWARDS PREVIOUSLY GRANTED. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award or otherwise be contrary to the Company's obligations under any employment or severance benefits agreement.

ARTICLE 11.  WITHHOLDING

         11.1 TAX WITHHOLDING. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, local, and any other applicable taxes (including any foreign taxes and the Participant's FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of this Plan.


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         11.2     SHARE WITHHOLDING. With respect to withholding required upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, a Participant may elect, subject to the approval of the Committee, to satisfy all or part of such withholding requirement by tendering to the Company Shares owned by such Participant (or by having the Company retain Shares then in the possession of the Company but held for the benefit of such Participant); provided that such Shares are not then subject to any Period of Restriction. Such withholding requirement shall be deemed satisfied to the extent of the then current Fair Market Value of the Shares so tendered to or retained by the Company. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

ARTICLE 12.  INDEMNIFICATION

         Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE 13.  SUCCESSORS

         All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE 14.  LEGAL CONSTRUCTION

         14.1 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

         14.2 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

         14.3 REQUIREMENTS OF LAW. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

         14.4 SECURITIES LAW COMPLIANCE. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions or Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

         14.5 GOVERNING LAW. To the extent not preempted by United States Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Tennessee.


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